Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-251141) of Ellington Residential Mortgage REIT of our report dated March 16, 2021 relating to the financial statements which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 16, 2021